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                            TOUCH TONE AMERICA, INC.
                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into as of January 16, 1997 by and between Touch Tone America, Inc. ("Employer" or "TTA"), and Frank J. Bonadio ("Employee").

     Employer is party to a transaction pursuant to which it will be the survivor of a merger with SVV Sales, Inc. d/b/a Arcada Communications (the "Merger").

     Pursuant to the terms of the Merger, Employee will be named President and Chief Executive Officer of TTA.

     The parties wish to enter into this Agreement to memorialize the terms upon which the Employee will provide services to TTA.

     For good and valuable consideration, the receipt and sufficiency of which we hereby acknowledge, the parties agree as follows:

     1. TERM OF AGREEMENT. Employer and Employee agree that the Employee will be employed by TTA commencing on the effective date of the Merger (the "Effective Time") until December 31, 1999, unless employment is sooner terminated as provided herein. This Agreement shall be automatically renewed for succeeding terms of one (1) year, unless at least ninety (90) days prior to the expiration of any term, either party gives written notice to the other of that party's intention not to renew this Agreement.

     2.   POSITION AND DUTIES

          2.1 Employer and Employee agree that Employee will be employed as the President and Chief Executive Office of TTA and that, in this capacity, Employee's responsibilities will include providing overall leadership and management of TTA, subject to the approval and oversight of the Board of Directors.

          2.2 It is further agreed and understood that, as the President and Chief Executive Officer of Employer, the hours which Employee is required to work will vary considerably and will sometimes be more than forty (40) hours per week. It is understood and agreed that such work in excess of forty (40) hours per week is a regular and normal part of Employee's responsibilities for which he is compensated, and does not in any way constitute overtime for which Employee is entitled to receive additional compensation.

          2.3 Employee agrees to devote his full-time efforts to his duties with Employer and further agrees that Employee will not directly or indirectly engage or participate in

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any activities while employed with Employer that would conflict with the best interests of Employer.

          2.4 Employee's obligation to devote his full-time attention and energy to the business of Employer shall not be construed as preventing Employee from investing his assets so long as any such investment will not require any services on the part of Employee in the operation of the affairs of the company(ies) or business(es) in which such investment(s) is (are) made.

     3.   EMPLOYER'S COVENANTS

          3.1 Employer agrees to furnish Employee with such equipment, employees and services as are necessary to perform Employee's obligations under this Agreement. Employer shall also pay for Employee's membership dues in professional organizations, the reasonable costs of any seminar attendance or continuing education requirements of Employee's profession and Employee's subscriptions to a reasonable number of professional journals.

          3.2 Employer agrees to reimburse Employee for all reasonable business expenses incurred by Employee while on Employer's business. Employee shall maintain such records as will be necessary to enable Employer to properly deduct such items as business expenses when computing Employer's federal income tax.

     4.   COMPENSATION

          4.1 For all services rendered by Employee under this Agreement (exclusive of directors' fees, if any), Employer shall pay Employee a base salary of One Hundred and Fifty Thousand Dollars ($150,000) per year. Employee shall be paid this salary on a bi-weekly basis, minus all lawful and agreed upon payroll deductions.

          4.2 The base salary set forth in Section 4.1 above shall be reviewed annually by the Employer and may be increased by such amount as the Employer shall, in its sole discretion, determine; provided, however, that such base salary shall, at a minimum, be increased annually on each anniversary of the Effective Time by an amount equal to the proportionate increase in the Consumer Price Index (as hereinafter defined) during the twelve (12) calendar months immediately preceding the month in which such anniversary date occurs. For purposes hereof, "Consumer Price Index" shall mean the U.S. City Average for All Urban Consumers (1982-84=100) issued monthly by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto appropriately adjusted.


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     5.   BONUS AND OPTIONS

          5.1 DISCRETIONARY BONUSES. It is understood that Employer's earnings depend largely upon the performance and productivity of Employee. Therefore, Employer shall periodically, but not less frequently than annually, review Employee's services rendered and, in the sole discretion of the Board of Directors of TTA, may award bonuses in an amount which will recognize Employee's contributions to profits during that period.

          5.2 OPTIONS. As of the date of the first meeting of the Compensation Committee of the Board of Directors of TTA after the Effective Time, TTA shall grant to the Employee options (the "Options") to purchase an aggregate of 100,000 shares of common stock of TTA ("Common Stock") (as such number shall be appropriately adjusted to take into account stock splits, stock dividends and similar events in respect of the Common Stock), under and subject to the terms of any stock option plan then in effect (the "Option Plan"), at an exercise price equal to the closing bid and asked price of the Common Stock, as quoted on the Nasdaq SmallCap market on the date of grant. The Options shall be ten (10) year options and shall become exercisable and vest as to 33-1/3 of such shares on each of the first, second and third anniversaries of the date of grant thereof. It is understood and agreed by the Employee and the Employer that the Options shall otherwise be in all respects subject to the terms and conditions of the Option Plan, if any, and the certificate representing such options, which terms and conditions shall include acceleration of exercisability and vesting of the Options upon the occurrence of certain change of control events.

     6.   FRINGE BENEFITS

          6.1 Employer and Employee agree that, during the term of this Agreement, Employee shall be entitled to participate in all fringe benefits and incentive compensation plans as may be authorized and adopted from time to time by the Employer and for which Employee is eligible, including, for example, any pension plan, profit sharing plan, disability plan, medical plan, group life insurance plan, or other employee benefit plans.

          6.2 SICK LEAVE. Employee shall be entitled to a reasonable number of paid sick leave days during each calendar year of employment. In determining what is a reasonable number of days, the Employer shall take into consideration previous periods of disability, the number of days of sick leave taken in the current year and preceding years, and other factors it deems pertinent.
Employer shall be the sole party to determine the reasonableness of Employee's number of sick leave days.

          6.3 AUTOMOBILE EXPENSE. Employee shall be provided an automobile by Employer or, if Employee so chooses, Employer shall provide the Employee with an automobile allowance of $900 per month. Employer shall reimburse Employee for, or pay on behalf of the Employee, at Employer's election, all insurance, fuel, repair and maintenance expenses relating to such automobile incurred by Employee during the term hereof (including any extensions


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thereof) and shall, in connection therewith, provide to Employee one or more gasoline charge cards for use by Employee during the term hereof (and any extensions thereof).

          6.4 INSURANCE. In the event this Agreement is terminated, Employer, upon the request of Employee, shall assign to Employee any insurance policy owned by Employer under which Employee is the insured and which is assignable by the policy terms; provided, however, that if any such policy has a cash surrender value, Employee shall pay the then cash surrender value of such policy to Employer in exchange for its assignment to Employee under this section. Any conversion rights which Employee may have under the terms of any such insurance policy shall survive any termination of this Agreement.

          6.5 VACATION. Employee shall be entitled to four (4) weeks' paid vacation per calendar year.

     7. CONFIDENTIAL INFORMATION. It is understood and agreed that as a result of Employee's employment with TTA, Employee will be acquiring and making use of confidential information about Employer's business as well as financial information about TTA. Employee agrees that he will respect the confidences of Employer and will not at any time during or within three (3) years following the period of his employment with TTA, directly or indirectly divulge or disclose for any purpose whatsoever or use for his own benefit, any confidential information that has been obtained by or disclosed to Employee as a result of his employment with TTA. Employee may also have signed or be asked to sign an additional agreement regarding confidential information, including trade secrets and inventions. In the event that the provisions of this agreement conflict with the provisions of that additional agreement, Employee understands that he must adhere to the more restrictive agreement.

     8. COVENANT NOT TO COMPETE. In view of the unique value to TTA of Employee's services and because of the confidential information to be obtained by or disclosed to Employee as described above, Employee agrees as follows:

          8.1 That during his employment with TTA, and for a period of six (6) months after termination of such employment by Employee, Employee will not directly or indirectly, as principal, owner, employee, or agent, engage within the United States in any business that is competitive with business of TTA, or that business described in the prospectus contained in any registration statement filed by TTA under the Securities Act of 1933 at any time during the initial year of this Agreement.

          8.2 That during his employment with TTA, and for a period of six (6) months after termination of such employment by Employee, he will not directly or indirectly solicit for employment or employ any employee of TTA.

          8.3 That during his employment with TTA, and for a period of six (6) months after termination of such employment by Employee, he will not, directly or indirectly, solicit business from any customers of TTA.


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          8.4  That if Employee violates any of the provisions of this Section 8 or section 7, Employer and Employee both realizing the difficulty in establishing the amount of actual damages incurred by TTA as the result of such a breach, TTA shall be entitled to liquidated damages in an amount equal to Employee's then current yearly salary if still employed by TTA, or if no longer employed by Employer, the amount of Employee's yearly salary at the time of his termination, plus any bonus paid during the previous twelve (12) months, plus interest at the rate of twelve percent (12%) per annum from the date of the breach of any of these subsections or section 7 until payment is received by TTA. It is understood and agreed that this remedy is in addition to, and not a limitation on, any injunctive relief or other rights or remedies to which Employer is or may be entitled to under law.

     9. TERMINATION. This Agreement shall be terminated upon the occurrence of any one of the following events:

          9.1  Death of Employee.

          9.2 If Employee shall have been incapacitated from illness, accident or other disability and unable to perform his normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, upon Employer or Employee giving the other party not less than thirty
(30) days' written notice. In the event of such termination, Employee shall be entitled to: (a) all benefits due Employee under any accident, sickness, disability, health or hospitalization plan or insurance policy of Employer then in effect; and (b) compensation under this agreement for a period of one (1) year following the effective date of Employee's termination. The payments in respect to this subsection shall be made in twelve (12) installments.

          9.3 Expiration of this Agreement or expiration of any renewal or extension thereof.

          9.4 Immediately by Employer for cause. For purposes of this subsection, "cause" includes, but is not necessarily limited to, the following:
(a) breach by Employee of any material provision of this Agreement; (b) material violation by Employee of any statutory or common law duty of loyalty to Employer; or (c) personal or professional conduct of Employee, which, in the reasonable and good faith judgment of the Board of Directors of Employer injures or tends to injure the reputation of Employer or otherwise adversely affects the interests of Employer. Such conduct may include, but is not limited to, dishonesty, chronic absenteeism, alcoholism, drug addiction, and conviction of a felony or misdemeanor involving moral turpitude.

          9.5  Upon the cessation of business by Employer.

          9.6  Upon the retirement of Employee.


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     10.  EFFECT OF TERMINATION.  Upon termination of Employee's employment with
TTA, Employer agrees to pay Employee all salary, fringe benefits, bonuses or other remuneration which are due and owing to Employee as of the date of termination, less legal deductions or offsets Employee may owe to Employer for such items as salary advances or loans. Employee agrees that his signature on this Agreement constitutes his authorization for all such deductions, upon termination of Employee's employment with TTA. Upon the termination of Employee's employment with TTA, Employee agrees to return to TTA all of Employer's property of any kind which may be in Employee's possession. In the event of termination of this Agreement, the noncompetition and confidentiality provisions provided in sections 7 and 8 above, shall continue in full force and effect according to their terms.

     11.  CONSTRUCTION OF AGREEMENT

          11.1 ESSENTIAL TERMS AND MODIFICATION OF AGREEMENT. It is understood and agreed that the terms and conditions described in this Agreement constitute the essential terms and conditions of the employment arrangement between Employer and Employee, all of which have been voluntarily agreed upon. Employer and Employee agree that there are no other essential terms or conditions of the employment relationship that are not described within this Agreement, and that any change in the essential terms and conditions of this Agreement will be written down in a supplemental agreement which shall be signed by both Employer and Employee before it is effective.

          11.2 SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. In the event a court of competent jurisdiction should decline to enforce any provision of any section of this Agreement, such section shall be reformed to the extent necessary in the judgment of such court to make such provision of such section enforceable to the maximum extent which the court shall find enforceable.

          11.3 NOTICES. Any notice hereunder shall be sufficient if in writing and delivered to the party or sent by certified mail, return receipt requested and addressed as follows:

               a.   If to Employer:

                    Touch Tone America, Inc.
                    4110 N. Scottsdale Road, Suite 170
                    Scottsdale, AZ 85251

               b.   If to Employee:

                    Frank Bonadio
                    __________________________
                    __________________________


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Either party may change the address herein specified by giving to the other, written notice of such change.

          11.4 GOVERNING LAW. This Agreement is made and shall be construed and performed under the laws of the State of Washington.

          11.5. VENUE AND ATTORNEYS' FEES. A breach of any of the terms of this Agreement shall entitle the aggrieved party to sue for breach of the Agreement. In such case, venue shall be in King County, Washington. In the event it is necessary for either party to institute suit in connection with this Agreement or its breach, the prevailing party in said suit or proceeding shall be entitled to reimbursement for its reasonable costs and attorney's fees incurred.

          11.6 WAIVER OF AGREEMENT. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by Employer of any subsequent breach by Employee.

          11.7 CAPTIONS. The captions and headings of the sections of this Agreement are for convenience and reference only and are not to be used to interpret or define the provisions hereof.

          11.8 ASSIGNMENT AND SUCCESSORS. The rights and obligations of Employer under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer. The rights and obligations of Employee hereunder are nonassignable. Employer may assign its rights and obligations to any entity in which Employer, or a company affiliated to Employer, has a majority ownership interest.




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      Executed on the date first written above and commencing at the Effective
Time.

EMPLOYEE:                               TOUCH TONE AMERICA, INC.:


       /s/ Frank Bonadio                   /s/ Michael Canney
------------------------------          ------------------------------
                                        By    Michael Canney
                                           Its President

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